SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
_______________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
 SECURITIES EXCHANGE ACT OF 1934
ELLSWORTH GROWTH AND INCOME FUND LTD.
 (Exact Name of Registrant as Specified in its Charter)
Delaware	13-3345139
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Corporate Center Rye, New York	10580-1422
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.25% Series A Cumulative Preferred Shares (Liquidation Preference $25.00 per share)	NYSE AMERICAN LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
Securities Act registration statement file number to which this form relates: 333-219322
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The sections captioned “Summary of the Terms of the Series A Preferred Shares,” “Description of the Series A Preferred Shares” and “Special Characteristics and Risks of the Series A Preferred Shares” in the Registrant’s Prospectus Supplement that was filed pursuant to Rule 497 under the Securities Act of 1933 (File No. 333-219322) on September 14, 2017, is incorporated herein by reference.

Item 2.	Exhibits

(1)	(i) Amended and Restated Agreement and Declaration of Trust of Registrant (1)

(ii) Amendment No. 1 to Amended and Restated Agreement and Declaration of Trust of Registrant (2)

(iii) Amendment No. 2 to Amended and Restated Agreement and Declaration of Trust of Registrant (2)

(2)	Amended and Restated By-Laws of Registrant (3)

(3)	Statement of Preferences for 5.25% Series A Cumulative Preferred Shares (4)

(1)	Incorporated by reference to the Registrant’s Form N-SAR, filed with the Commission on May 30, 2006.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form N-2, File Nos. 333-219322 and 811-04656, as filed with the Commission on July 17, 2017.
(3)	Incorporated by reference to the Registrant’s Form N-SAR, filed with the Commission on May 24, 2016.
(4)	Incorporated by reference to Post-Effective Amendment No. 1 the Registrant’s Registration Statement on Form N-2, File Nos. 333-219322 and 811-04656, as filed with the Commission on September 14, 2017.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
ELLSWORTH GROWTH & INCOME FUND LTD.

By:	/s/ Andrea R. Mango
Name:	Andrea R. Mango
Title:	Secretary and Vice President

Date: September 15, 2017